UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2003

Magellan Health Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Columbia Gateway Drive Suite 400 Columbia, Maryland		21046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 953-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Magellan Health Services, Inc. (“Magellan” or the “Company”) today announced that its wholly owned subsidiary Tennessee Behavioral Health was the winning bidder on a new contract to provide behavioral health services for members in the East region of TennCare, the State of Tennessee’s health insurance program for Medicaid recipients and the uninsured.  The Company estimates that the contract will generate approximately $150 million in revenue annually.

Under the new agreement, which is scheduled to be signed on December 15, 2003, Tennessee Behavioral Health will provide managed behavioral health services for approximately 500,000 individuals located in the East region of the state.  The contract becomes effective April 1, 2004 for an initial term that runs through December 31, 2005, and includes a provision for extensions at the State’s option through December 31, 2008.

Magellan also announced that its existing contracts to provide services for the state-wide program would be extended through March 31, 2004.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated November 21, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:  Not applicable.

(c)          Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated November 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

By:	/s/ Mark S. Demilio
Mark S. Demilio
Executive Vice President and
Chief Financial Officer

Date:  November 21, 2003